Exhibit 10.1

DETROIT BOARD OF REALTORS

(1) THIS LEASE made this 26th day of April, 2010, by and between ADF PROPERTIES, L.L.C., a Michigan Limited Liability Company, 26171 Valhalla Drive, Farmington Hills, Michigan 48331, the Lessor, hereinafter designated as the Landlord, and LIONBRIDGE TECHNOLOGIES, INC., a Delaware corporation, 1050 Winter Street, Suite 2300, Waltham, Massachusetts 02451 , the Lessee, hereinafter designated as the Tenant.

DESCRIPTION

(2) WITNESSETH: The Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed by the Tenant, does hereby lease unto the Tenant the following described premises situated in the City of Madison Heights, County of Oakland, State of Michigan, to-wit:

commonly known as 1521 E. Avis Drive.

TERM

(3) For the term of two (2) months, which may be extended at Tenant’s sole option to thirty six (36) months by giving notice to Landlord at least 20 days prior to the conclusion of the initial 60 day period, from and after the first (1st) day of occupancy by Tenant to be May 1, 2010, fully to be completed and ended, the Tenant yielding and paying during the continuance of this lease unto the Landlord

RENT

for the rent of said premises for said term, the sum of Sixteen Thousand and 00/100 ( $16,000) Dollars (plus Two Hundred Seventy Two Thousand and 00/100 ($272,000.00) Dollars Gross Rent if extended to thirty-six (36) months as stated above) in lawful money of the United States payable in monthly installments in advance, on or before the first (1st) day of each and every month as follows:

Months 1 thru 2 – Pay Eight Thousand and 00/100 ($8,000.00) Dollars per month

Months 3 thru 36 – Pay Eight Thousand and 00/100 ($8,000.00) Dollars per month.

RENT

(4) The Tenant hereby hires the said premises for the said term as above mentioned and covenants well and truly to pay, or cause to be paid unto the Landlord at the dates and times mentioned, the rent above reserved.

(5) All payments of rent or other sums to be made to the Landlord shall be made at such a place as the Landlord shall designate in writing from time to time.

(6) If the Tenant shall default in any payment or expenditure other than rent required to be paid or expended by the Tenant under the terms hereof, then within 5 business days of written notice, the Landlord may at its option make such payment or expenditure, in which event the amount thereof shall be payable as rental to the Landlord by the Tenant on the next ensuing rent day together with interest at ten (10%) percent per annum from the date of such payment or expenditure by the Landlord and on default in such payment the Landlord shall have the same remedies as on default in payment of rent.

ASSIGNMENT

(7) Except to a majority owned subsidiary or affiliate for which consent is not required, the Tenant covenants not to assign or transfer this lease or hypothecate or mortgage the same or sublet said premises or any part thereof without the written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. Any assignment, transfer, hypothecation, mortgage or subletting without said written consent shall give the Landlord the right to terminate this lease and to reenter and repossess the leased premises.

BANKRUPTCY AND INSOLVENCY

(8) The Tenant agrees that if the estate created hereby shall be taken in execution, or by other process of law, or if the Tenant shall be declared bankrupt or insolvent, according to law, or any receiver be appointed for the business and property of the Tenant, or if any assignment shall be made of the Tenant’s property for the benefit of creditors, then and in such event this lease may be cancelled at the option of the Landlord.

RIGHT TO MORTGAGE

(9) The Landlord reserves the right to subject and subordinate this lease at all times to the lien of any mortgage or mortgages now or hereafter placed upon the Landlord’s interest in the said premises and on the land and buildings of which the said premises are a part or upon any buildings hereafter placed upon the land of which the leased premises form a part. And the Tenant covenants and agrees to execute and deliver within 15 days such further instrument or instruments subordinating this lease to the lien of any such mortgage or mortgages as shall be desired by the Landlord and any mortgagees or proposed mortgagees. However, as long as Tenant is not in default under this Lease, the foreclosure of a mortgage given by Landlord shall not affect Tenant’s leasehold rights. If the Landlord defaults on the payment of its mortgage on the premises, Tenant has the option of making the monthly payment owed and deducting the amount from the rent owed hereunder.

USE AND OCCUPANCY

(10) It is understood and agreed between parties hereto that said premises during the continuance of this lease shall be used and occupied for automotive examination and related activities and for no other purpose or purposes without the written consent of the Landlord, and that the Tenant will not use the premises for any purpose in violation of any law, municipal ordinance or regulation, and that on any breach of this agreement the Landlord may at his option terminate this lease forthwith and reenter and repossess the leased premises.

FIRE

(11) It is understood and agreed that if the premises hereby leased be damaged or destroyed in whole or in part by fire or other casualty during the term hereof, the Landlord will repair and restore the same to good tenantable condition with reasonable dispatch, and that the rent herein provided for shall abate entirely in case the entire premises are untenantable and pro rata for the portion rendered untenantable, in case a part only is untenantable, until the same shall be restored to a tenantable condition; provided, however, that if the Tenant shall fail to adjust his own insurance or to remove his damaged goods, wares, equipment or property within a reasonable time, and as a result thereof the repairing and restoration is delayed, there shall be no abatement of rental during the period of such resulting delay, and provides further that there shall be no abatement of rental if such fire or other cause damaging or destroying the leased premises shall result from the negligence or willful act of the Tenant, his agents or employees, and provided further that if the Tenant shall use any part of the leased premises for storage during the period of repair a reasonable charge shall be made therefor against the Tenant, and provided further that in case the leased premises, or the building of which they are a part, shall be destroyed to the extent of more than one-half of the value thereof, or if destroyed in whole and cannot be repaired within ninety (90) days, then either party may at his option terminate this lease forthwith by a written notice to the other. Notwithstanding the forgoing, if more than 25% of the Premises is destroyed by fire, and Landlord can not restore the Premises within 90 days of the incident, Tenant can terminate this :Lease and will have no further payment obligations from the date of the incident forward.

REPAIRS

(12) The Landlord after receiving written notice from the Tenant and having reasonable opportunity thereafter to obtain the necessary workmen therefor agrees to keep in good order and repair the roof and the four outer walls of the premises but not the doors, door frames, the window glass, window casings, window frames, windows or any of the appliances or appurtenances of said doors or window casings, window frames and windows, or any attachment thereto or attachments to said building or premises used in connection therewith. Tenant shall be responsible for maintenance of electrical, plumbing, and HVAC in accordance with manufacturer’s specifications, provided all are in good working condition upon commencement of the Lease.

TENANT TO INDEMNIFY

(13) The Tenant agrees to indemnify and hold harmless the Landlord from any liability for damages to any person or property in, on or about said leased premises except for liability resulting from the negligence, omission, intentional acts, or breach of this Lease by the Landlord, its employees, agents, invitees, or business visitors; and Tenant will procure and keep in effect during the term hereof public liability and property damage insurance for the benefit of the Landlord in the sum of One Million and 00/100 ($1,000,000.00) Dollars for damages resulting to one person and Two Million and 00/100 ($2,000,000.00) Dollars for damages resulting from one casualty, and One Million and 00/100 ($1,000,000.00) Dollars property damage insurance resulting from any one occurrence. Tenant shall deliver certificates of said policies to the Landlord and upon Tenant’s failure to do so within fifteen (15) days of Landlord’s request, the Landlord may at his option obtain such insurance and the cost thereof shall be paid as additional rent due and payable upon the next ensuing rent day.

REPAIRS AND ALTERATIONS

(14) Except as provided in Paragraph 12 hereof, the Tenant further covenants and agrees that he will, at his own expense, during the continuation of this lease, keep the said premises and every part thereof in as good repair and at the expiration of the term yield and deliver up the same in like condition as when taken, reasonable use and wear thereof and damage by the elements excepted. The Tenant shall not make any alterations, additions or improvements to said premises without the Landlord’s written consent, which consent shall not be unreasonably withheld or delayed, and all alterations, additions or improvements made by either of the parties hereto upon the premises, except movable office furniture and trade fixtures put in at the expense of the Tenant, shall be the property of the Landlord, and shall remain upon and be surrendered with the premises at the termination of this lease, without molestation or injury. See Rider attached hereto and by this reference made a part hereof.

EMINENT DOMAIN

(15) If the whole or any substantial part of the premises hereby leased shall be taken by any public authority under the power of eminent domain, then the term of this lease shall cease on the part so taken from the day the possession of that part shall be required for any public purpose and the rent shall be paid up to that day, and from that day the Tenant shall have the right either to cancel this lease and declare the same null and void or to continue in possession of the remainder of same under the terms herein provided, except that the rent shall be reduced in proportion to the amount of the premises taken. All damages awarded for such taking shall belong to and be the property of the Landlord, whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the premises herein leased provided, however, that the Landlord shall not be entitled to any portion of the award made to the Tenant for loss of business. Notwithstanding the forgoing, if more than 25% of the Premises is taken by eminent domain, and Landlord can not restore within 90 days, Tenant may terminate this Lease.

RESERVATION

(16) The Landlord reserves the right of free access at all times to the roof of said leased premises. The Tenant shall not erect any structures for storage or any aerial, or use the roof for any purpose without the consent in writing of the Landlord.

CARE OF PREMISES

(17) The Tenant shall not perform any acts or carry on any practices which may injure the building or be a nuisance or menace to other Tenants in the building and shall keep premises under his control (including adjoining drives, streets, alleys or yard) clean and free from rubbish, dirt, snow and ice at all times, and it is further agreed that in the event the Tenant shall not comply with these provisions, the Landlord may enter upon said premises and have rubbish, dirt and ashes removed and the side walks cleaned, in which event the Tenant agrees to pay all reasonable charges that the Landlord shall pay for hauling rubbish, ashes and dirt, or cleaning walks. Said charges shall be paid to the Landlord by the Tenant within ten (10) days after the bill is presented to him and the Landlord shall have the same remedy as is provided in Paragraph 6 of this lease in the event of Tenant’s failure to pay.

(18) The Tenant shall at his own expense under penalty of forfeiture and damages promptly comply with all lawful laws, orders, regulations or ordinances of all municipal, County, State and Federal authorities affecting the premises hereby leased and the cleanliness, safety, occupation and use of same. The Landlord represents and warrants that the premises complies with all building codes or any rules or regulations promulgated by any governmental agency as of the date of this Lease.

CONDITION OF PREMISES AT TIME OF LEASE

(19) The Tenant further acknowledges that he has examined the said leased premises prior to the making of this lease, and knows the condition thereof, and that no representations as to the condition or state of repairs thereof have been made by the Landlord, or his agent, which are not herein expressed, and the Tenant hereby accepts the leased premises in their present condition at the date of the execution of this lease “as is”.

(20) The Landlord shall not be responsible or liable to the Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the premises hereby leased or any part of the building of which the leased premises are a part or for any loss or damage resulting to the Tenant or his property from bursting, stoppage or leaking of water, gas, sewer or steam pipes.

RE-RENTING

(21) The Tenant hereby agrees that for a period commencing One Hundred Twenty (120) Days prior to the termination of this lease or options, the Landlord may with reasonable notice to Tenant, show the premises to prospective Tenants or Purchasers, and Sixty (60) Days prior to the termination of this lease, may display in and about said premises and in the windows thereof, the usual and ordinary marketing signs.

HOLDING OVER

(22) It is hereby agreed that in the event of the Tenant herein holding over after the termination of this lease, thereafter the tenancy shall be from month to month in the absence of a written agreement to the contrary.

GAS, WATER, HEAT, ELECTRICITY	(23) The Tenant will pay all charges made against said leased premises for gas, water, heat and electricity during the continuance of this lease, as the same shall become due.

ADVERTISING DISPLAY

(24) It is further agreed that all signs and advertising displayed in and about the premises shall be such only as advertise the business carried on upon said premises, and that the Landlord shall control the character and size thereof, and that no sign shall be displayed excepting such as shall be approved in writing by the Landlord, and that no awning shall be installed or used on the exterior of said building unless approved in writing by the Landlord.

ACCESS TO PREMISES

(25) The Landlord shall have the right to enter upon the leased premises at all reasonable hours for the purpose of inspecting the same upon twenty four (24) hour notice to Tenant. If the Landlord deems any repairs necessary to maintain the building in the same or similar condition in which it was at the commencement of this Lease, he may demand that the Tenant make the same and if the Tenant refuses or neglects forthwith to commence such repairs and complete the same with reasonable dispatch the Landlord may make or cause to be made such repairs and shall not be responsible to the Tenant for any loss or damage that may accrue to his stock or business by reason thereof, and if the Landlord makes or causes to be made such repairs the Tenant agrees that he will forthwith on demand pay to the Landlord the cost thereof with interest at eight (8%) percent per annum, and if he shall make default in such payment the Landlord shall have the remedies provided in Paragraph 6 hereof.

REENTRY

(26) In case any rent shall be due and unpaid or if default be made in any of the covenants herein contained and fails to cure the default within ten (10) days of receiving written notice of the default from Landlord, or if said leased premises shall be deserted or vacated, then it shall be lawful for the Landlord, his certain attorney, heirs, representatives and assigns, to reenter into, repossess the said premises and the Tenant and each and every occupant to remove and put out.

QUIET ENJOYMENT

(27) The Landlord covenants that the said Tenant, on payment of all the aforesaid installments and performing all the covenants aforesaid, shall and may peacefully and quietly have, hold and enjoy the said demised premises for the term aforesaid.

EXPENSES - DAMAGES REENTRY

(28) In the event that the Landlord shall, during the period covered by this lease, obtain possession of said premises by reentry, summary proceedings, or otherwise, the Tenant hereby agrees to pay the Landlord the reasonable expense incurred in obtaining possession of said premises, and also all reasonable expenses and commissions which may be paid in and about the letting of the same, and all other damages. Notwithstanding the above, if occurrence described above occurs within the last three (3) months of this lease term, Tenant shall not be charged for expenses and commissions for reletting.

REMEDIES NOT EXCLUSIVE

(29) It is agreed that each and every of the rights, remedies and benefits provided by this lease shall be cumulative, and shall not be exclusive of any other of said rights, remedies and benefits, or of any other rights, remedies and benefits allowed by law.

WAIVER	(30) One or more waivers of any covenant or condition by the Landlord shall not be construed as a waiver of a further breach of the same covenant or condition.

DELAY OF POSSESSION

(31) It is understood that if the Tenant shall be unable to enter into and occupy the premises hereby leased at the time above provided, by reason of the said premises not being ready for occupancy, or by reason of the holding over of any previous occupant of said premises, or as a result of any cause or reason beyond the direct control of the Landlord, the Landlord shall not be liable in damages to the Tenant therefor, but during the period the Tenant shall be unable to occupy said premises as hereinbefore provided, the rental therefor shall be abated and the Landlord is to be the sole judge as to when the premises are ready for occupancy.

NOTICES

(32) Whenever under this lease a provision is made for notice of any kind it shall be deemed sufficient notice and service thereof if such notice to the Tenant is in writing addressed to the Tenant at his last known Post Office address or at the leased premises and deposited in the mail with postage prepaid and if such notice to the Landlord is in writing addressed to the last known Post Office address of the Landlord and deposited in the mail with postage prepaid. Notice need be sent to only one Tenant or Landlord where the Tenant or Landlord is more than one person.

(33) It is agreed that in this lease the word “he” shall be used as synonymous with the words “she”, “it” and “they”, and the word “his” synonymous with the words “her”, “its” and “their”.

(34) The covenants, conditions and agreements made and entered into by the parties hereto are declared binding on their respective heirs, successors, representatives and assigns.

(35) In the event security is given, Paragraph 37 on the last page shall be deemed a part of this lease.

(36) This Lease has been prepared for submission to your attorney for approval. No representation or recommendation is made by Colliers International as to the legal sufficiency, legal effect or tax consequences of this Lease or the transaction relating thereto. The parties shall rely solely upon the advice of their own legal counsel as to the legal and tax consequences of this Lease.

TRUTH IN RENTING ACT PROVISIONS: Landlord and Tenant specifically agree that this lease shall not, is not intended, nor shall it be construed, to violate any of the provisions of the Truth in Renting Act. If, however, any provision of this lease does in fact reach any such result, then such provision shall be null and void, but the other provisions of this lease shall continue to remain in full force and effect.

The address of the Landlord for purposes of notice under the Truth in Renting Act and for all other purposes is 26171 Valhalla Drive, Farmington Hills, Michigan 48331.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

WITNESSED BY:	LANDLORD: ADF PROPERTIES,
L.L.C.,
a Michigan Limited
Liability Company

/s/ Steven A. Kohl	By:	/s/ Aaron Friedman
Aaron Friedman

	Its:	Manager

TENANT:LIONBRIDGE TECHNOLOGIES, INC., a Delaware corporation

	By:	/s/ Donald Muir

	Its:	CFO

SECURITY PROVISION

PARAGRAPH 37 (REFER TO PARAGRAPH 35 OF LEASE)

The Landlord herewith acknowledges the receipt of Fifteen Thousand and 00/100 ($15,000.00) Dollars, which she is to retain as security for the faithful performance of all of the covenants, conditions, and agreements of this lease, but in no event shall the Landlord be obliged to apply the same upon rents or other charges in arrears or upon damages for the Tenants’ failure to perform the said covenants, conditions, and agreement; the Landlord may so apply the security at her option; and the Landlord’s right to the possession of the premises for non-payment of rent or for any other reason shall not in any event be affected by reason of the fact that the Landlord holds her security. The said sum if not applied toward the payment of rent in arrears or toward the payment of damages suffered by the Landlord by reason of the Tenant’s breach of the covenants, conditions, and agreements of this lease is to be returned to the Tenant within 15 days after the termination of this lease if not in breach , according to these terms, and in no event is the said security to be returned until the Tenant has vacated the premises and delivered possession to the Landlord.

In the event that the Landlord repossesses herself of the said premises because of the Tenant’s default or because of the Tenant’s failure to carry out the covenants, conditions, and agreements of this lease, the Landlord may apply the said security upon all damages suffered to the date of said repossession as determined by a court of competent jurisdiction or by agreement of the parties, and may retain the said security to apply upon such damages as may be suffered or shall accrue thereafter by reason of the Tenant’s default or breach. The Landlord shall not be obliged to keep the said security as a separate fund, but may mix the said security with her own funds.

/s/ Aaron Friedman
(L.S.)
ADF PROPERTIES, L.L.C., a Michigan Limited Liability
Company
By: Aaron Friedman, its Manager

RIDER attached to and made a part of Lease dated April 26, 2010, by and between ADF PROPERTIES, L.L.C., a Michigan Limited Liability Company, Landlord, and LIONBRIDGE TECHNOLOGIES, INC., a Delaware corporation, Tenant, covering premises commonly known as 1521 E. Avis Drive, Madison Heights, Michigan.

38. INSURANCE	Landlord agrees to provide fire and extended coverage insurance for the benefit of Landlord and Tenant for the entire premises known as 1521 E. Avis Drive, Madison Heights, Michigan.

39. BUILDING INSPECTION	Tenant will inspect all aspects of the building within the first sixty (60) days of the lease, at no cost to Landlord. All reports of those inspections will be given to Landlord during that period of time, again at no cost to Landlord.

40. ALTERATIONS	Tenant shall further be required to comply with all building codes or any rules or regulations promulgated by any governmental agency, provided, however, that regarding any changes that are mandated by ADA (or similar government mandates) to the extent that they are not tenant specific, such changes shall be the responsibility of the Landlord. Upon expiration of the Lease, the Landlord shall have the option of requiring the Tenant to remove any alterations and restore the building to its original condition at the time of rent commencement, normal wear and tear excepted. or require that the Tenant leave the premises in the altered condition without any cost to the Landlord provided Landlord gave Tenant notice upon consent that such removal was required. Landlord shall approve the selected contractor and shall not unreasonably withhold such approval. All such alterations which occur during the term of this Lease or subsequent to its expiration, must be paid for in accordance with the Contractor’s invoicing so as to prevent any liens from being filed against the leased premises. Should such a lien be filed against the premises, Tenant agrees to cause such lien to be removed or bonded over not later than thirty (30) days thereafter.

41. WAIVER OF SUBROGATION	Each party hereto does hereby remise, release and discharge the other party hereto and any partner, officer, agent, employee or representative of such party, of and from any liability whatsoever arising from loss, damage, or injury caused by fire or other casualty for which insurance (permitting waiver of liability and containing a waiver of subrogation) is carried by the injured party at the time of such loss, damage or injury to the extent of any recovery by the injured party under such insurance.

42. LAWN MAINTENANCE	Tenant agrees to maintain the lawn and landscaping, including necessary weed control and fertilization, by licensed contracted service. Underground lawn sprinkler lines must be maintained by Tenant during the growing season and protected each Fall before the first freeze by blowing out system to rid lines of water, thus avoiding freezing and subsequent splitting of lines.

43. PARKING LOT	Tenant agrees to maintain parking lot, which includes, at the minimum, necessary repairs, sealing and re-striping (when notified by Landlord of such need) by a licensed asphalt paving contractor. Tenant will also provide for snow removal as required at Tenant’s own expense. Tenant agrees to fully indemnify Landlord for any damages caused by such snow removal activities.

44. UTILITIES	Tenant agrees to pay for all utilities for the premises known as 1521 E. Avis Drive, Madison Heights, Michigan, including gas, electricity, water, CATV, sewage charges, and trash removal.

45. OPTION TO RENEW	Provided Tenant is not in default of the terms of this Lease, Tenant may have one (1) three (3) year option to renew upon the same terms and conditions of this Lease, except that the monthly base rental shall be the lesser of Fair Market Value at the time of notice or Nine Thousand Five Hundred and 00/100 ($9,500.00) Dollars Per Month. Tenant shall exercise its option by written notice to Landlord one hundred twenty (120) days prior to the expiration of the lease term. Said option shall be personal to Tenant.

WITNESSED BY:	LANDLORD:	ADF PROPERTIES, L.L.C., a Michigan Limited Liability Company

	By:	/s/Aaron Friedman
Aaron Friedman
	Its:	Manager

	TENANT:	LIONBRIDGE TECHNOLOGIES, INC.
a Delaware corporation

	By:	/s/ Donald Muir
	Its:	CFO